UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2008

Archon Corporation

(Exact name of registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Losee Road, Suite 5, North Las Vegas, Nevada	89030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 732-9120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2008, Sahara Las Vegas Corp. (“SLVC”), a Nevada corporation and wholly owned subsidiary of Archon Corporation, entered into an Option Agreement with Las Vegas Towers, LLC (“LVT”), a Delaware limited liability company, in which SLVC granted LVT an option to purchase SLVC’s approximately 27-acre parcel of land located at 2600 Las Vegas Boulevard South in Las Vegas, Nevada.

The Option Agreement designates the purchase price to acquire the land at Six Hundred Eighteen Million Ten Thousand Dollars ($618,010,000).

Simultaneous with the execution of the Option Agreement, Sahara Las Vegas Corp. executed a Contingent Warrant (the “Warrant”) to Purchase Series A Preferred Stock (the “Preferred Stock”), entitling LVT to purchase 60,000 shares of Series A Preferred Stock of SLVC upon terms and conditions set forth in the Warrant. The designation and amount of the Preferred Stock as well as the powers, preferences and relative, participating, optional and other special rights of the shares of the series of this Preferred Stock and the qualifications, limitations or restrictions thereof are set forth in the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock (the “Certificate”) also dated December 22, 2008. Should LVT exercise the Warrant prior to its expiration on April 1, 2009, then the Option Agreement shall remain valid until March 31, 2010. However, should LVT fail to exercise the Warrant before it expires, then the Option Agreement will terminate on March 31, 2009.

Fully executed copies of the Option Agreement, the Warrant and the Certificate are each appended to this Form 8-K. These documents contain additional terms and provisions that constitute conditions precedent to the exercise of rights or options granted, and therefore, there can be no assurance that there will be an actual exercise of the Warrant or Option to purchase the 27-acre parcel of land

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Option Agreement By and Between Sahara Las Vegas Corp., a Nevada Corporation and Lass Vegas Towers LLC, a Delaware Limited Liability Company dated December 22, 2008;

99.2	Sahara Las Vegas Corp. Certificate of Designation, Preferences and Rights of the Series a Preferred Stock; and

99.3	Sahara Las Vegas Corp. Contingent Warrant to Purchase Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Archon Corporation
(Registrant)
Date: December 24, 2008
/s/ Paul W. Lowden
Paul W. Lowden
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Option Agreement By and Between Sahara Las Vegas Corp., a Nevada Corporation and Lass Vegas Towers LLC, a Delaware Limited Liability Company dated December 22, 2008

99.2	Sahara Las Vegas Corp. Certificate of Designation, Preferences and Rights of the Series a Preferred Stock

99.3	Sahara Las Vegas Corp. Contingent Warrant to Purchase Series A Preferred Stock

4